UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2013 (September 27, 2013)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entering into a Material Definitive Agreement

On September 27, 2013, Ennis, Inc. (the “Company”), CRABAR/GBF, Inc. (“Purchaser”), a Delaware corporation and wholly owned subsidiary of the Company, and Cenveo Corporation (“Cenveo”) entered into an Asset Purchase Agreement pursuant to which, on the same date, Purchaser acquired the assets of the Custom Envelope Division (“CED”), part of the Custom Resale Group, of Cenveo for $47.25 million in cash plus the assumption of certain trade payables. The CED assets are comprised of the WISCO envelope brand, which is produced at a now owned facility in Tullahoma, TN and the National Imprint Corporation brand, which is produced in a leased facility in Claysburg, PA.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Ennis, Inc. press release dated September 30, 2013 announcing that it closed on September 27, 2013 the agreement to acquire the assets of the Custom Envelope Division from Cenveo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: September 30, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ennis, Inc. press release dated September 30, 2013 announcing that it closed on September 27, 2013 the agreement to acquire the assets of the Custom Envelope Division from Cenveo Corporation.